Exhibit 5.1

[Skadden, Arps, Slate, Meagher & Flom LLP letterhead]

March 29, 2004

Wynn Resorts, Limited

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Re: Registration Statement on Form S-3 of Wynn Resorts, Limited

Ladies and Gentlemen:

We have acted as special counsel to Wynn Resorts, Limited, a Nevada corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 to be filed on March 29, 2004 (the “Registration Statement”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company with an aggregate initial public offering price of up to $1,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies: (i) senior debt securities, senior subordinated debt securities, subordinated debt securities and junior subordinated debt securities (collectively, the “Debt Securities”), which may be issued under indentures (as amended or supplemented, the “Indentures”), to be entered or proposed to be entered into between the Company and trustees that have been or will be appointed prior to the issuance of the Debt Securities (each, a “Trustee”), (ii) shares of preferred stock, par value $.01 per share (the “Preferred Stock”), in one or more series, which may also be issued in the form of depositary shares (the “Depositary Shares”) evidenced by depositary receipts “Receipts”), which may be issued under deposit agreements to be entered into by the Company in respect of the Depositary Shares (each, a “Deposit Agreement”); and (iii) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Registration Statement;

(ii) the Indentures or forms thereof to be filed as exhibits to the Registration Statement;

(iii) the form of Deposit Agreement to be filed as an exhibit to the Registration Statement;

(iv) the form of Depositary Shares; and

(v) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement and related matters (the “Board Resolutions”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. To the extent our opinions set forth below relate to the enforceability of the choice of New York law and choice of New York forum provisions of the Indentures and the Offered Debt Securities (as defined below), our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated by the Indentures. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the applicable Indenture has been duly authorized, executed and delivered by each of the Company and the applicable Trustee, as qualified to act under the Trust Indenture Act of 1939; (ii) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Offered Debt Securities in accordance with the Board Resolutions; (iii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Company’s Second Amended and Restated Articles of Incorporation or Third Amended and Restated Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Offered Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (x) to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (3) requirements that a claim with respect to any Offered Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (4) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency and (y) for any waiver with respect to the usury laws.

2. With respect to Depositary Shares representing fractional interests in any series of Preferred Stock, when (i) the Board of Directors of the Company or an authorized committee thereof has taken all necessary corporate action to fix and determine the terms of the Depositary Shares and the related series of Preferred Stock in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for such related series of Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Nevada; (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement so as not to violate any applicable law, the Company’s Second Amended and Restated Articles of Incorporation or Third Amended and Restated Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the applicable Deposit Agreement has been duly executed and delivered; (v) the related shares of Preferred Stock have been duly authorized and validly issued in accordance with the laws of the State of Nevada and delivered to the depositary for deposit in accordance with the Deposit Agreement; and (vi) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the depositary in accordance with the Deposit Agreement, the issuance and sale of the Depositary Shares will be validly issued and the Receipts will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

In rendering the opinions set forth above, we have assumed that the Company is validly existing and in good standing under the laws of the State of Nevada and has complied with all aspects of such laws in connection with the issuance of the Offered Debt Securities and the related transactions.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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